EXHIBIT 8.1

                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

Writer's Direct Dial:
212-373-3000

Writer's Direct Fax:

                                                    December 21, 1998
Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                 ESG Re Limited
                             Registration Statement

Ladies and Gentlemen:

         In connection with the Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matter hereinafter set forth.

         In this regard, we have reviewed copies of the Registration Statement. We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

         Based on the foregoing, we confirm that the opinion set forth in the Registration Statement under "Certain Tax Considerations -- Taxation of the Company and its Subsidiaries -- United States" and "Certain Tax Considerations -- Taxation of Shareholders -- United States Taxation of U.S. and non-U.S. Shareholders" constitutes our opinion with respect to such matters.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name therein.


                                        Very truly yours,

                               /s/ Paul, Weiss, Rifkind, Wharton & Garrision
                               ---------------------------------------------
                                   Paul, Weiss, Rifkind, Wharton & Garrison